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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                September 7, 2000
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         COMMISSION FILE NUMBER 1-11775

                             AVIATION SALES COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                               65-0665658
(STATE OR OTHER JURISDICTION OF                                (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                               3701 FLAMINGO ROAD
                             MIRAMAR, FLORIDA 33027
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (954) 538-2000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      N.A.
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.


         On September 7, 2000 ("Closing Date"), Aviation Sales Company ("Company") completed the sale of substantially all of the assets and business of its Kratz-Wilde Machine Company and Apex Manufacturing operations to Barnes Group Inc. ("Barnes"). The sale was completed pursuant to the terms of an Asset Purchase Agreement (the "Agreement"), dated as of August 3, 2000, as amended on September 7, 2000 (collectively, the "Agreement"), among Barnes, the Company, Aviation Sales Manufacturing Company ("ASMC"), AVS/Kratz-Wilde Machine Company ("Kratz-Wilde") and Apex Manufacturing, Inc. ("Apex")[ASMC, Kratz-Wilde and Apex are sometimes collectively referred to as the "Sellers"].

         Under the Agreement, the purchase price paid for the assets and business was $41.0 million, $40.0 million of which was paid in cash at closing and the balance of which was placed into an escrow account to be disbursed in the manner set forth below. Additionally, as part of the purchase Barnes assumed the closing date ordinary course liabilities of the business, all as more particularly set forth in the Agreement.

         Pursuant to the Agreement, the Sellers and the Company have agreed that the consolidated net worth of the business as of the closing date will not be less than $50.3 million. The Agreement provides procedures relating to the determination of the closing date consolidated net worth of the business, and calls for payments to or from the Sellers or Barnes, as the case may be, if the closing date consolidated net worth of the business is higher or lower than the targeted amount (with the escrowed funds to be disbursed to the party entitled to same after the determination of the closing date consolidated net worth of the business).

         The foregoing is a summary of certain information contained in the Agreement. Reference is made to the more detailed information contained therein and attached hereto as Exhibits 2.1 and 2.2.

         On the Closing Date, the Company issued a press release announcing the completion of the sale of its manufacturing operations. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

                                        2

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ITEM 5.           OTHER EVENTS

         On September 20, 2000, the Company entered into a series of agreements with Kellstrom Industries, Inc. ("Kellstrom") that will result in Kellstrom acquiring the Company's redistribution operations. The transactions, which are expected to close by the end of October, are subject to various closing conditions, including customary closing conditions, the completion of the financing described below and the receipt of required governmental approvals.

         Under the agreements, the Company and Kellstrom will form a 50/50 joint venture company, KAV Inventory, LLC ("KAV"), which will acquire the entire aircraft and engine spare parts inventory and the whole engine inventory of the Company's redistribution operation, as well as certain rotable parts inventories from two of the Company's MR&O operations. The purchase price for the inventory will be 91% of the closing date adjusted book value of such inventory. A portion of the purchase price will be paid using funds to be borrowed by KAV from a syndicate of financial institutions led by Bank of America, N.A., with the balance to be paid in the form of subordinated notes due after the repayment of such institutional financing. As part of the transactions, KAV will consign the purchased inventory to Kellstrom, and Kellstrom will thereafter offer the purchased inventory for sale to its customers.

         At the closing, Kellstrom will also purchase the property, plant and equipment as well as certain of the other assets of the Company's redistribution operation (subject to certain of the liabilities of that operation), hire the employees of the redistribution operation, and take over the Company's 545,000 square foot redistribution center in Miramar, Florida. The purchase price for the assets to be purchased will be the net book value (as of the closing date) of the purchased assets. Further, as part of the transactions, the Company will enter into a cooperation agreement with Kellstrom whereby Aviation Sales will agree to provide repair services for the KAV parts inventory as well as repair services to Kellstrom with respect to Kellstrom's parts inventory, and Kellstrom will agree to supply parts to the Company's MR&O operations, on an ongoing basis. The Company will also enter into a non-compete agreement whereby it will agree not to engage in the redistribution of aircraft spare parts for a stated period.

         Based upon currently available information, the Company anticipates that at the closing of the transactions described above it will receive an aggregate of approximately $145.0 million in cash, which will be used to reduce the Company's outstanding senior debt. The Company also anticipates that it will take a substantial non-cash, one-time charge in the third quarter relating to the contemplated transactions with Kellstrom.

         A copy of the Company's Press Release issued on September 20, 2000 announcing that the Company has entered into the above-described series of agreements with Kellstrom is attached to this Form 8-K as Exhibit 99.2.

                                        3

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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.

         (c)      Exhibits.

                  Exhibit No.      Description

                    2.1 Asset Purchase Agreement by and among Barnes Group Inc., Aviation Sales Company, Aviation Sales Manufacturing Company, AVS/Kratz-Wilde Machine Company and Apex Manufacturing, Inc. dated as of August 3, 2000

                    2.2 Amendment No. 1 dated September 7, 2000 to the Asset Purchase Agreement by and among Barnes Group Inc., Aviation Sales Company, Aviation Sales Manufacturing Company, AVS/Kratz-Wilde Machine Company and Apex Manufacturing, Inc. dated as of August 3, 2000

                   99.1 Press Release of Aviation Sales Company dated September 7, 2000

                   99.2 Press Release of Aviation Sales Company dated September 20, 2000

                                        4

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       AVIATION SALES COMPANY

                                       /s/ Michael C. Brant
                                       -----------------------------------------
Date: September 21, 2000               Michael C. Brant, Chief Financial Officer

                                       5


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                                 EXHIBIT INDEX

     Exhibit No.  Description

         2.1 Asset Purchase Agreement by and among Barnes Group Inc., Aviation Sales Company, Aviation Sales Manufacturing Company, AVS/Kratz-Wilde Machine Company and Apex Manufacturing, Inc. dated as of August 3, 2000

         2.2 Amendment No. 1 dated September 7, 2000 to the Asset Purchase Agreement by and among Barnes Group Inc., Aviation Sales Company, Aviation Sales Manufacturing Company, AVS/Kratz-Wilde Machine Company and Apex Manufacturing, Inc. dated as of August 3, 2000

         99.1     Press Release of Aviation Sales Company dated September 7,
                  2000

         99.2     Press Release of Aviation Sales Company dated September 20,
                  2000